UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JULY 1, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2015, Southbank Media, Ltd. (“Southbank”), an indirect wholly-owned subsidiary of Scripps Networks Interactive, Inc. (the “Company”), completed the previously announced acquisition (the “Transaction”) of all of the outstanding shares of N-Vision B.V. (“N-Vision”) from ITI Media Group Limited and Groupe Canal+ S.A. (the “Sellers”). Southbank paid cash consideration of €584 million and assumed approximately €856 million in debt. The Sellers, through N-Vision, held a controlling interest of approximately 52.7% of the outstanding voting share capital in TVN S.A. (“TVN”).

The Company financed the Transaction with a portion of the $1.5 billion proceeds from a debt offering disclosed in the Company’s Current Report on Form 8-K dated June 2, 2015.

Pursuant to Polish takeover law, within three months of the Transaction closing, Southbank must initiate a tender offer to purchase up to 66% of the outstanding voting shares of TVN, which shares would include the shares acquired by Southbank in the Transaction.  On June 9, 2015, the Company announced its intention to tender to purchase 100% of the outstanding voting shares of TVN. The timing and price for the additional 34% tender offer have not yet been determined.

Item 8.01 Other Events.

The annual financial statements of N-Vision, which were prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) are included in the Company’s Current Report on Form 8-K dated May 18, 2015.

On May 18, 2015, the Company filed a Current Report on Form 8-K to file, among other things, certain pro forma financial information of the Company relating to the Transaction.  Filed as Exhibit 99.1 hereto is revised pro forma financial information reflecting management’s intention to acquire 100% of the outstanding voting shares of TVN and the incurrence of a term loan providing additional funding.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Statements

The unaudited pro forma condensed combined balance sheet of Scripps Networks Interactive, Inc. as of March 31, 2015 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are filed as Exhibit 99.1 hereto.

(d) Exhibits.

Exhibit Number	Description
99.1	Scripps Networks Interactive, Inc. – Unaudited Pro Forma Condensed Combined Financial Information listed in item 9.01(b) above.
99.2

Agreement for Sale and Purchase of Shares in the Capital of N-Vision B.V. dated March 14, 2015 among ITI Media Group Limited, Groupe Canal + S.A., Southbank Media Ltd. and Scripps Networks Interactive, Inc. (incorporated by reference to Exhibit 2.1 filed on the Company’s Current Report on Form 8-K filed March 16, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: July 8, 2015	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Scripps Networks Interactive, Inc. – Unaudited Pro Forma Condensed Combined Financial Information listed in item 9.01(b) above.

99.2

Agreement for Sale and Purchase of Shares in the Capital of N-Vision B.V. dated March 14, 2015 among ITI Media Group Limited, Groupe Canal + S.A., Southbank Media Ltd. and Scripps Networks Interactive, Inc. (incorporated by reference to Exhibit 2.1 filed on the Company’s Current Report on Form 8-K filed March 16, 2015).